POWER OF ATTORNEY

          THE UNDERSIGNED hereby makes, constitutes and appoints Jonathan M. Rather, Rona Drogy and William H. Hewitt (each, an "Attorney"), with full power of substitution, each a true and lawful attorney in fact for the undersigned, in the undersigned's name, place and stead and on the undersigned's behalf, to complete, execute and file with the United States Securities and Exchange Commission (the "Commission"), one or more initial statements of beneficial ownership of securities, statements of changes in beneficial ownership of securities, annual statements of beneficial ownership of securities or information statements pursuant to Sections 16(a), 13(d) and 13(g) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, and any other forms, certificates, documents or instruments that an Attorney deems necessary or appropriate in order to comply with the requirements of said Sections 16(a), 13(d) and 13(g) and such rules and regulations.

          This Power of Attorney shall remain in effect for a period of two years from the date hereof or until such earlier date as a written revocation thereof is filed with the Commission.


Dated:  February 1, 2005


                                                /s/ Michael E. Donovan
                                                ---------------------------
						Michael E. Donovan